    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1994
                                             Registration Statement No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                          PUBLIX SUPER MARKETS, INC.
            (Exact name of Registrant as specified in its charter)


              FLORIDA                                    59-0324412
   (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                 Identification Number)


                         1936 GEORGE JENKINS BOULEVARD
                            LAKELAND, FLORIDA 33801
                                 (813) 688-1188
                         (Address, including zip code,
                  of Registrant's principal executive offices)


                           PUBLIX SUPER MARKETS, INC.
                               401(k) SMART PLAN
                            (Full title of the plan)


                          S. KEITH BILLUPS, SECRETARY
                           PUBLIX SUPER MARKETS, INC.
                         1936 GEORGE JENKINS BOULEVARD
                            LAKELAND, FLORIDA 33801
                                 (813) 688-1188
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE


   Title of Securities       Amount to be     Proposed Maximum Offering Price     Proposed Maximum Aggregate          Amount of
   to be Registered(1)      Registered(1)               Per Share(2)                    Offering Price             Registration Fee
Common Stock . . . . . .       10,000,000 shs.                 $13.00                        $130,000,000                 $26,000.00


(1) Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of participations in the Publix Super Markets, Inc. 401(k) SMART Plan.

(2) Estimated pursuant to Rule 457(c), solely for the purpose of calculating the registration fee. Based upon the most recently available appraisal of the fair market value of the common stock.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

         By this reference, the following documents filed or to be filed by Publix Super Markets, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated into and made a part of this Registration Statement:

         1. The Company's Annual Report on Form 10-K for the Year Ended December 25, 1993, as filed with the Commission.

         2. The Company's Quarterly Report on Form 10-Q for the Three Months Ended March 26, 1994, as filed with the Commission.

         3. The Company's Quarterly Report on Form 10-Q for the Six Months Ended June 25, 1994, as filed with the Commission.

         4. The description of the Company's Common Stock set forth on Page 2 of the Company's Amendment on Form 8 dated September 15, 1992 (amending Item 14 of the Company's Registration Statement on Form 10 dated April 28, 1965 describing the Company's Common Stock).

         5. The Annual Reports on Form 11-K filed with the Commission in the future on behalf of the Company's 401(k) SMART Plan.

         6. All documents filed by the Company with the Commission subsequent to the date of this Registration Statement under
                 Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into and made a part of this Registration Statement from the date of filing of such documents with the Commission.


ITEM 4.          DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.
To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article IV of the Company's By-laws provides that the Company shall indemnify any director, officer or employee or any former director, officer or employee to the full extent permitted by law.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.          EXHIBITS.

         Exhibit
         Number           Description
         ------           -----------
         4.1              The Company's 401(k) SMART Plan

         4.2              The Company's 401(k) SMART Trust Number 1

         4.3              The Company's 401(k) SMART Trust Number 2

         5.1              Opinion of Trenam, Simmons, Kemker, Scharf, Barkin, Frye & O'Neill, Professional Association, as to the
                          legality of the Common Stock being registered

         5.2              The registrant hereby undertakes to submit the 401(k) SMART Plan to the Internal Revenue Service (the
                          "IRS") in a timely manner to obtain a determination letter from the IRS to the effect that such Plan is
                          "qualified" under Section 401 of the Internal Revenue Code and hereby undertakes to make all changes, if any, required by the IRS in order to qualify such Plan.

         23.1             Consent of Trenam, Simmons, Kemker, Scharf, Barkin, Frye & O'Neill, Professional Association (contained in Exhibit 5)

         23.2             Consent of KPMG Peat Marwick LLP, independent certified public accountants

         24               Powers of Attorney (contained on signature page)

         27               Financial Data Schedule (incorporated by reference - see Item 3).

ITEM 9.          UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on the 6th day of October, 1994.


                             PUBLIX SUPER MARKETS, INC.


                             By:     /s/ Mark C. Hollis
                                     -------------------------------------------
                                     Mark C. Hollis, President




                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Publix Super Markets, Inc. (the "Corporation"), a Florida corporation, for himself or herself and not for one another, does hereby constitute and appoint S. Keith Billups and Tina P. Johnson, and each of them, a true and lawful attorney in his or her name, place and stead, in any and all capacities, to sign his or her name to any and all amendments, including post-effective amendments, to this registration statement with respect to the proposed issuance, sale and delivery by the Corporation of shares of its Common Stock, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys or either of them shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                                        TITLE                                     DATE
                                                     Chairman of the Board, Chief Executive Officer
                                                     and Director
 /s/ Howard M. Jenkins                               (Principal Executive Officer)                            October 6, 1994
 ------------------------------------
 Howard M. Jenkins

                                                     President, Chief Operating Officer and                   October 6, 1994
 /s/ Mark C. Hollis                                  Director
 ------------------------------------
 Mark C. Hollis


                                                     Chairman of the Executive Committee and
 /s/ Charles H. Jenkins, Jr.                         Director                                                 October 6, 1994
 ------------------------------------
 Charles H. Jenkins, Jr.


 /s/ Hoyt R. Barnett                                 Executive Vice President and Director                    October 6, 1994
 ------------------------------------
 Hoyt R. Barnett

                                                     Executive Vice President and Director
 /s/ William H. Vass                                 (Principal Financial Officer)                            October 6, 1994
 ------------------------------------
 William H. Vass

          SIGNATURE                                                     TITLE                                     DATE

                                                   Executive Vice President and Director
 ------------------------------------
 W. Edwin Crenshaw


 /s/ Tina P. Johnson                               Treasurer and Director                                   October 6, 1994
 ------------------------------------
 Tina P. Johnson



                                                   Director
 ------------------------------------
 Carol Jenkins Barnett



                                                   Director
 ------------------------------------
 Charles H. Jenkins, Sr.


                                                   Director
 ------------------------------------
 E. V. McClurg


                                                   Controller
 /s/ David P. Phillips                             (Principal Accounting Officer)                           October 6, 1994
 ------------------------------------
 David P. Phillips



         The Plan. Pursuant to the requirements of the Securities Act of 1933, Publix Super Markets, Inc., in its capacity as administrator of the Publix Super Markets, Inc. 401(k) SMART Plan (the employee benefit plan participations in which are being registered under this registration statement), has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on the 6th day of October, 1994.


                                           PUBLIX SUPER MARKETS, INC.
                                           401(k) SMART PLAN

                                           By: PUBLIX SUPER MARKETS, INC.
                                           (As Plan Administrator)

                                           By:  /s/ Mark C. Hollis
                                                -----------------------------
                                                Mark C. Hollis, President

                                 EXHIBIT INDEX


Exhibit
Number           Description
- ------           -----------
4.1              The Company's 401(k) SMART Plan

4.2              The Company's 401(k) SMART Trust Number 1

4.3              The Company's 401(k) SMART Trust Number 2

5.1              Opinion of Trenam, Simmons, Kemker, Scharf, Barkin,
                 Frye & O'Neill, Professional Association, as to the legality of the Common Stock being registered

5.2              The registrant hereby undertakes to submit the 401(k)
                 SMART Plan to the Internal Revenue Service (the "IRS") in a timely manner to obtain a determination letter from the IRS to the effect that such Plan is "qualified" under Section 401 of the Internal Revenue Code and hereby undertakes to make all changes, if any, required by the IRS in order to qualify such Plan.

23.1             Consent of Trenam, Simmons, Kemker, Scharf, Barkin,
                 Frye & O'Neill, Professional Association (contained in
                 Exhibit 5)

23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants

24               Powers of Attorney (contained on signature page)

27               Financial Data Schedule (incorporated by reference - see
                 Item 3).